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                                                                     Exhibit 5.1



                                  April 8, 1997


Pharmaceutical Product Development, Inc.
3151 17th Street Extension
Wilmington, North Carolina 28412


         Re: Registration Statement on Form S-3


Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 to be filed by Pharmaceutical Product Development, Inc., a North Carolina corporation (the "Company"), with the Securities and Exchange Commission on or about April 8, 1997 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 160,000 shares of the Company's Common Stock, $.10 par value per share (the "Shares"), as described in the Registration Statement. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

         As your legal counsel, we have examined the proceedings taken, and are familiar with the proceedings proposed to be taken, in connection with the sale and issuance of the Shares.

         It is our opinion that, upon completion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, including the proceedings being taken in order to permit such transaction to be carried out in accordance with applicable state securities laws, the Shares when issued and sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments thereto.

                                  Very truly yours,

                                  /s/ Wyrick Robbins Yates & Ponton L.L.P.